Exhibit 99.1

ITEM 1.  BUSINESS

General
    In this report, the terms “we,” “us,” “our,” and “the Company” refer to International Shipholding Corporation and its subsidiaries.  Through our subsidiaries, we operate a diversified fleet of U.S. and International flag vessels that provide international and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term time charters or contracts of affreightment  As of March 05, we own or operate 27 ocean-going vessels and related shoreside handling facilities and have 14 Newbuildings presently on order for future delivery.

    Our current operating fleet of 41 ocean-going vessels consists of  (i) six U.S. flag Pure Car/Truck Carriers (“PCTCs”) specifically designed to transport fully assembled automobiles, trucks and larger vehicles; (ii) three International flag PCTCs with the capability of transporting heavyweight and large dimension trucks and buses, as well as automobiles and one Pure Car/Truck Carrier Newbuilding; (iii) three Multi-Purpose vessels, one container vessel and one Tanker vessel, which are used to transport supplies for the Indonesian operations of a mining company; (iv) one U.S. flag Molten Sulphur vessel, which is used to carry molten sulphur from Texas to a processing plant on the Florida Gulf Coast; (v) two Special Purpose vessels modified as Roll-On/Roll-Off vessels (“RO/ROs”) to transport loaded rail cars between the U.S. Gulf and Mexico; (vi) one U.S. flag conveyor belt-equipped self-unloading Coal Carrier, which carries coal in the coastwise trade; (vii) three RO/RO vessels that permit rapid deployment of rolling stock, munitions, and other military cargoes requiring special handling; (viii) two U.S. flag and one International flag container ship which began operating on time charters in 2008; (ix) three Double Hull Handy-Size Bulk Carrier Newbuildings, (x) one Panamax-size Bulk Carrier, two Capesize Bulk Carriers and two Handymax Bulk Carriers Newbuildings in which we own a 50% interest of each and (xi) eight Mini Bulker Newbuildings in which we own a 25% interest of each. As described further in Item 2 below, we own 14 of these 41 vessels.

    Our fleet is deployed by our principal operating subsidiaries, Central Gulf Lines, Inc. (“Central Gulf”), LCI Shipholdings, Inc. (“LCI”), Waterman Steamship Corporation (“Waterman”), CG Railway, Inc. (“CG Railway”), Enterprise Ship Company, Inc. (“ESC”), and East Gulf Shipholding, Inc. (“EGS”).  Other of our subsidiaries provide ship charter brokerage, agency and other specialized services.

    Additional information on our vessels appears on the Fleet Statistics Schedule located in the front of our combined Annual Report and 10-K report furnished to our stockholders.

Operating Segments

    We have five operating segments, Time Charter Contracts-U.S. Flag, Time Charter Contracts-International Flag, Contracts of Affreightment (“COA”), Rail-Ferry Service, and Other, as described below.  Most of our revenues and gross voyage profits are contributed by our Time Charter Contracts-U.S. Flag and Time Charter Contracts-International Flag segments.

    For additional information about our operating segments and markets see Note K - Significant Operations, in the Notes to the Consolidated Financial Statements contained in this Form 10-K on page F-26.  In addition to our five operating segments, we have investments in several unconsolidated entities of which we own 50% or less and have the ability to exercise significant influence over operating and financial activities.  A sixth operating segment, Liner Services, was discontinued in 2007.  During the first quarter of 2008, we sold the one remaining LASH vessel and the remaining LASH barges and these results are reflected as discontinued operations. (See Note P – Discontinued Operations on page F-34).

    Time Charter Contracts-U.S. Flag & Time Charter Contracts-International Flag.   Time Charters are contracts by which the charterer obtains the right for a specified time period to direct the movements and utilization of the vessel in exchange for payment of a specified daily rate, but we retain operating control over the vessel.  Typically, we fully equip the vessel and are responsible for normal operating expenses, repairs, crew wages, and insurance, while the charterer is responsible for voyage expenses, such as fuel, port, and stevedoring expenses.  Beginning with the second quarter of 2010, we split our Time Charter Contracts operations into two different operating segments representative of our time charter contracts, Time Charter Contracts-U.S. Flag and Time Charter Contracts-International Flag.  Our Time Charter Contracts-U.S. Flag segment includes operating three RO/RO vessels for the United States Navy’s Military Sealift Command (“MSC”) for varying terms.  The current agreements are set to expire by the end of July 2010.  These contracts represented 8.4% of our total revenue in 2009.  We are presently participating in the rebid process to continue this business and we anticipate materially reduced revenues even if it is successfully retained.  Other vessels operating in the Time Charter Contracts-U.S. Flag segment include 6 PCTC’s, a conveyor belt-equipped, self-unloading Coal Carrier under contract with an electric utility and two container ships which began operating on time charters in 2008.

    Vessels operating in the Time Charter Contracts-International Flag segment include three PCTCs; two Multi-Purpose vessels, one Tanker, two Container vessels providing transportation services to a mining company at its mine in Papua, Indonesia and one International Flag container ship which began operating on time charter in 2008. We currently have newbuilding contracts for three Double Hull Handy-Size Bulk Carriers for delivery in early 2011.

    Contracts of Affreightment.  COAs are contracts by which we undertake to provide space on our vessels for the carriage of specified goods or a specified quantity of goods on a single voyage or series of voyages over a given period of time between named ports or within certain geographical areas in return for the payment of an agreed amount per unit of cargo carried.  Generally, we are responsible for all operating and voyage expenses.  Our COA segment includes one contract for the transportation of molten sulphur.  Under a December 2008 contract amendment, the initial term of the contract was extended through December 31, 2011. Under the terms of this contract, we are guaranteed the transportation of a minimum of 1.8 million tons of molten sulphur per year.  The amended contract also gives the charterer six two-year and one one-year renewal options.

    Rail-Ferry Service.  This service uses our two Roll-on/Roll-off Special Purpose double-deck vessels, which carry loaded rail cars between the U.S. Gulf Coast and Mexico.  We began operations out of our new terminal in Mobile, Alabama and the upgraded terminal in Mexico during the third quarter of 2007.  The upgrades to the Mexican terminal were made to accommodate the second decks, which were added to our vessels in the second and third quarters of 2007 to double the capacity of the vessels.  (See Item 1a., Risk Factors, for a description of material risks relating to this service on page 10).

    Other.  This segment consists of (i) operations that include more specialized services than the above mentioned three segments, and (ii) ship charter brokerage and agency services.

    Unconsolidated Entities.  We have a 50% interest in a company that (i) owns one Panamax-size Bulk Carrier, two Cape-Size Bulk Carriers and (ii) has two Handymax Bulk Carrier Newbuildings on order for delivery in 2012.  We also have a 49% interest in a company that operates the rail terminal in Coatzacoalcos, Mexico that is used by our Rail-Ferry Service, and a 50% interest in a company that owns and operates a transloading and rail and truck service warehouse storage facility in New Orleans, Louisiana. In December 2009, we acquired a 25% investment in Oslo Bulk Shipping (“Oslo”) for $6,250,000, which, in 2008, contracted to build eight new Mini bulkers. The 8,000 dead weight ton vessels are being constructed and are scheduled for deliveries commencing in the third quarter of 2010. This investment is accounted for under the equity method and our share of earnings or losses will be reported in our consolidated statements of income net of taxes.

Business Strategy

    Our strategy is to (i) identify customers with high credit quality and marine transportation needs requiring specialized vessels or operating techniques, (ii) seek medium- to long-term time charters or contracts of affreightment with those customers and, if necessary, modify, acquire or construct vessels to meet the customers’ requirements, and (iii) provide our customers with reliable, high quality service at a reasonable cost.  We plan to continue this strategy by expanding our relationships with existing customers, seeking new customers, and selectively pursuing acquisitions.

    Because our strategy is to seek medium- to long-term contracts and because we have diversified customer and cargo bases, we believe we are generally insulated from the cyclical nature of the shipping industry to a greater degree than those companies who operate in the spot markets.  Of the five operating segments, our Rail-Ferry Service segment is impacted by, among other things, fuel oil cost, seasonal demands for certain cargoes and the unpredictability of the Atlantic hurricane season.

History

    The Company was originally founded as Central Gulf Steamship Corporation in 1947 by the late Niels F.  Johnsen and his sons, Niels W. Johnsen, retired ex-CEO and Director, and Erik F. Johnsen, a past CEO and current Director of the Company.  Central Gulf was privately held until 1971 when it merged with Trans Union Corporation (“Trans Union”).  In 1978, International Shipholding Corporation was formed to act as a holding company for Central Gulf, LCI, and certain other affiliated companies in connection with the 1979 spin-off by Trans Union of our common stock to Trans Union’s stockholders.  In 1986, we acquired the assets of Forest Lines, and in 1989 we acquired Waterman.  Since our spin-off from Trans Union, we have continued to act solely as a holding company, and our only significant assets are the capital stock of our subsidiaries.

Competitive Strengths

    Diversification. Our strategy for many years has been to seek and obtain Contracts that provide predictable cash flows and contribute to a diversification of operations.  These diverse operations vary from chartering vessels to the United States government, to chartering vessels for the transportation of automobiles and military vehicles, transportation of paper, steel, wood and wood pulp products, carriage of supplies for a mining company, transporting molten sulphur, transporting coal for use in generating electricity, and transporting standard size railroad cars.

    Predictable Operating Cash Flows. Our operations have consistently generated cash flows sufficient to cover our debt service requirements and operating expenses, including the recurring drydocking requirements of our fleet.  As of December 31, 2009 49% of our revenues were generated from fixed contracts. The length and structure of our contracts, the creditworthiness of our customers, and our diversified customer and cargo bases all contribute to our ability to consistently meet such requirements in an industry that tends to be cyclical in nature.  Our medium to long-term time charters provide for a daily charter rate that is payable whether or not the charterer utilizes the vessel.  These time charters generally require the charterer to pay certain voyage operating costs, including fuel, port, and stevedoring expenses, and often include cost escalation features covering certain of our expenses.  In addition, our COA operations guarantee a minimum amount of cargo for transportation.  Our cash flow from operations was approximately $62.7 million, $42.2 million and $20.2 million for the years ended December 31, 2009, 2008 and 2007, respectively, after deducting cash used for drydocking payments of $16.0, $4.2 million and $9.8 million for each of those years, respectively.  Scheduled repayment of debt was $14.2 million, $13.0 million and $10.3 million for the years ended December 31, 2009, 2008, and 2007, respectively.

    Longstanding Customer Relationships.  We currently have medium to long-term time charters with the MSC (representing 8.4% of our fiscal year 2009 revenues) and a variety of creditworthy commercial customers, as well as contracts of affreightment to carry cargo for a variety of creditworthy commercial customers.  Most of these companies have been customers of ours for over ten years.  Substantially all of our current cargo contracts and time charter agreements are renewals or extensions of previous agreements.  In recent years, we have been successful in winning extensions or renewals of substantially all of the contracts rebid by our commercial customers, and we have been operating vessels for the MSC for more than 30 years.  We believe that our longstanding customer relationships are in part due to our excellent reputation for providing quality specialized maritime service in terms of on-time performance, minimal cargo damage claims and reasonable timecharter and freight rates.

    Experienced Management Team.   Our management team has substantial experience in the shipping industry.  Our Chairman, President, and Chief Financial Officer have over 103 years of collective experience with the Company.  We believe that the experience of our management team is important to maintaining long-term relationships with our customers.

Types of Service

    Through our principal operating subsidiaries, we provide specialized maritime transportation services to our customers primarily under medium to long-term contracts.  Our five operating segments, Time Charter Contracts –U.S. Flag, Time Charter Contracts–International Flag, Contracts of Affreightment, Rail-Ferry Service, and Other are described below.  For further information on the amount of revenues and gross voyage profits contributed by each segment, please see Item 7 on page 20 of this report.

I.  Time Charter Contracts–U.S. Flag
        Military Sealift Command Charters

    We have had contracts with the MSC (or its predecessor) almost continuously for over 30 years.  In 1983, Waterman was awarded a contract to operate three U.S. flag RO/RO vessels under time charters to the MSC for use by the United States Navy in its maritime prepositioning ship (“MPS”) program.  These vessels currently represent three of the sixteen MPS vessels which are part of the MSC’s worldwide fleet and provide support to the U.S. Marine Corps.  These ships are designed primarily to carry rolling stock and containers.  Waterman sold the three vessels to unaffiliated corporations shortly after being awarded the contract but retained the right to operate the vessels under operating agreements.  The MSC time charters commenced in late 1984 and early 1985 for initial five-year periods and were renewable at the MSC’s option for additional five-year periods up to a maximum of twenty-five years.  In 1993, the Company reached an agreement with the MSC to fix the period of these charters for the full 25 years. In July 2009, we received notification from the MSC that we were being excluded from further consideration for extending the current operating agreements on the three U.S. flag roll on-roll off vessels.  In October 2009, subsequent to filing an agency protest for reinstatement, we were notified of our reinstatement for consideration by MSC.  The current agreements are set to expire by the end of July 2010.  These contracts represented 8.4% of our total revenue in 2009.  We are presently participating in the rebid process to continue this business and we anticipate materially reduced revenues even if it is successfully retained.

     Pure Car/Truck Carriers

    Our fleet currently includes six U.S. flag PCTCs, of which five are owned by us and one is leased.  In 1986, we entered into multi-year charters to carry Toyota and Honda automobiles from Japan to the United States.  To service these charters, we had constructed two car carriers that were specially designed to carry 4,000 and 4,660 fully assembled automobiles, respectively.  Both vessels were built in Japan and were registered under the U.S. flag.  In 2000 and 2001, we replaced these two vessels with larger PCTCs, which are operating under the initial term of their contracts through 2010 and 2011 with a Japanese shipping company.  Both of these contracts may be extended beyond the initial term at the option of the shipping company, with the contract ending in 2010 having been extended through April 2014.

    In 1998, we acquired a 1994-built PCTC, which we reflagged to U.S. flag.  After being delivered to us in April of 1998, this vessel entered a long-term charter which has been extended through 2014, with the aforementioned Japanese shipping company.  In 1999, we acquired a newly built PCTC, which we reflagged to U.S. flag, which immediately after being delivered to us in September 1999 entered into a long-term charter through 2011 also with the same Japanese shipping company.  This contract may be extended beyond the initial term at the option of the Japanese shipping company.

    In 2005, we acquired a 1998-built PCTC, which we reflagged to U.S. flag.  Immediately after being delivered to us in September of 2005, we chartered this vessel through 2015 to the same Japanese shipping company.

    In 2007, we acquired a 2007-built PCTC, which we reflagged to U.S. flag.  Immediately after being delivered to us in September of 2007, we chartered this vessel through August of 2010 to a Far East based shipping company, which held an option to purchase the vessel at the end of the contract.  On February 5, 2010, the charterer notified us of their intention to not exercise their option to purchase the vessel.  Subsequently, the charterer did not exercise their purchase option, and we also negotiated a mutually acceptable early redelivery of the vessel effective February 14, 2010.  We are currently reviewing several alternatives for the employment of this vessel.

       Coal Carrier

In 1995, we purchased an existing U.S. flag conveyor belt-equipped, self-unloading Coal Carrier that was timechartered to a New England electric utility under a 15-year time charter to carry coal in the coastwise trade.  In December 2009, the timecharter was extended to May 10, 2015.

Container Vessels

   We have two U.S. flag vessels that are bareboat chartered in and time chartered out through the first quarter of 2015.

II. Time Charter Contracts – International Flag

Pure Car/Truck Carriers

    Our current fleet includes three international flag PCTCs, of which two is owned by us and one is leased.  In 1988, we had two new car carriers constructed by a shipyard affiliated with Hyundai Motor Company, each with a carrying capacity of 4,800 fully assembled automobiles, to transport Hyundai automobiles from South Korea primarily to the United States under two long-term time charters.  In 1998 and 1999, we sold these car carriers and replaced them with two newly built PCTCs, each with the capacity to carry heavy and large size rolling stock in addition to automobiles and trucks.  We immediately entered into long-term time charters of these vessels through 2018 and 2019 to a Korean shipping company.  One of these PCTCs was subsequently sold to an unaffiliated party and leased back under an operating lease through 2016, and we have an option to purchase the vessel thereafter.

    In late March 2010, we made our final installment payment on, and receive delivery of, a 6400 Car Equivalent Units (“CEU”) newbuilding PCTC. Upon signing of the 2007 purchase agreement, we paid an initial 20% installment of approximately $13.7 million. During the year ended December 31, 2009, we paid two installments of 10% upon keel-laying and launching of the vessel. These amounts were $8.0 million and $8.6 million respectively, after foreign exchange adjustments. All installment amounts were recorded as Vessel, Property & Other Equipment on the balance sheet and will not begin depreciating until the vessel is placed in service in April 2010. The vessel will be employed under a three year fixed time charter agreement with an additional year at the Charterers option.

    Under each of our international flag PCTC contracts, the charterers are responsible for voyage operating costs such as fuel, port, and stevedoring expenses, while we are responsible for other operating expenses including crew wages, repairs, and insurance.  During the terms of these charters, we are entitled to our full fee irrespective of the number of voyages completed or the number of cars carried per voyage.

       Southeast Asia Transportation Contract
The contract to transport supplies for a mining company in Indonesia is serviced by three Multi-Purpose vessels, a small Tanker, and one Container vessel.  The contract was renewed in 2009 through December 31, 2014.

Container Vessel
We currently own one International flag container vessel which is chartered out through 2013, with options to renew for two additional years.  The charterer requested a charter rate reduction and we are currently evaluating our options.

III.  Contracts of Affreightment

In 1994, we entered into a 15-year transportation contract with an affiliate of Freeport-McMoRan Sulphur LLC for which we had built a 28,000 dead-weight ton Molten Sulphur Carrier that carries molten sulphur from Louisiana and Texas to a fertilizer plant on the Florida Gulf Coast.  Under a December 2008 contract amendment, the initial term of the contract was extended through December 31, 2011. Under the terms of this contract, we are guaranteed the transportation of a minimum of 1.8 million tons of molten sulphur per year.  The amended contract also gives the charterer six two-year and one one-year renewal options.

IV.  Rail-Ferry Service

This service uses two of our special purpose vessels, which carry loaded rail cars between the U.S. Gulf and Mexico.  The service provides departures every four days from Mexico and the U.S. Gulf Coast, respectively, for a three-day transit between ports.  We began operations out of our new terminal in Mobile, Alabama and the upgraded terminal in Mexico during the third quarter of 2007.  The upgrades to the Mexican terminal were made to accommodate the second decks added to our vessels in the second and third quarters of 2007 to double the capacity.  (See Item 1a., Risk Factors, for a description of material risks relating to this service on page 10).

V.  Other

Several of our subsidiaries provide ship charter brokerage, agency, and other specialized services to our operating subsidiaries and, in the case of ship charter brokerage and agency services, to unaffiliated companies.  The income produced by these services substantially covers the related overhead expenses.  These services facilitate our operations by allowing us to avoid reliance on third parties to provide these essential shipping services.

Marketing

We maintain marketing staffs in New York, Mobile, Singapore, and Shanghai and a network of marketing agents in major cities around the world who market our time charter and contracts of affreightment services.  We market our Rail-Ferry Service under the name “CG Railway.”  We market our remaining transportation services under the names Central Gulf Lines, Waterman Steamship and East Gulf Shipholding.  We advertise our services in trade publications in the United States and abroad.

Insurance

      We maintain protection and indemnity (“P&I”) insurance to cover liabilities arising out of our ownership and operation of vessels with the Standard Steamship Owners’ Protection & Indemnity Association (Bermuda) Ltd., which is a mutual shipowners’ insurance organization commonly referred to as a P&I club.  The club is a participant in and subject to the rules of its respective international group of P&I associations.  The premium terms and conditions of the P&I coverage provided to us are governed by the rules of the club.

    We maintain hull and machinery insurance policies on each of our vessels in amounts related to the value of each vessel.  This insurance coverage, which includes increased value and time charter hire, is maintained with a syndicate of hull underwriters from the U.S., British, Dutch, Japanese and French insurance markets.  We maintain war risk insurance on each of our vessels in an amount equal to each vessel’s total insured hull value.  War risk insurance is placed through U.S., British, Norwegian and French insurance markets and covers physical damage to the vessels and P&I risks for which coverage would be excluded by reason of war exclusions under either the hull policies or the rules of the P&I club.  Our war risk insurance also covers liability to third parties caused by war or terrorism, including piracy, but does not cover damages to our land-based assets caused by war or terrorism. (See Item 1a., Rick Factors, for a description of material risks relating to terrorism on page 12).

    The P&I insurance also covers our vessels against liabilities arising from the discharge of oil or hazardous substances in U.S., international, and foreign waters, subject to various exclusions.

    We also maintain loss of hire insurance with U.S., British, Dutch and French insurance markets to cover our loss of revenue in the event that a vessel is unable to operate for a certain period of time due to loss or damage arising from the perils covered by the hull and machinery policy and war risk policy.

    Insurance coverage for shoreside property, shipboard consumables and inventory, spare parts, workers’ compensation, office contents, and general liability risks is maintained with underwriters in U.S. and British markets.

    Insurance premiums for the coverage described above vary from year to year depending upon our loss record and market conditions.  In order to reduce premiums, we maintain certain deductible and co-insurance provisions that we believe are prudent and generally consistent with those maintained by other shipping companies.  Certain exclusions under our insurance policies could limit our ability to receive payment for our losses. (See Note D – Self-Retention Insurance on page F-18).

Tax Matters

    Under United States tax laws in effect prior to 2005, U.S. companies such as ours and their domestic subsidiaries generally were taxed on all income, which in our case includes income from shipping operations, whether derived in the United States or abroad.  With respect to any foreign subsidiary in which we hold more than a 50 percent interest (referred to in the tax laws as a controlled foreign corporation, or “CFC”), we were treated as having received a current taxable distribution of our pro rata share of income derived from foreign shipping operations when earned.

    The American Jobs Creation Act of 2004  (“Jobs Creation Act”), which became effective for us on January 1, 2005, changed the United States tax treatment of the foreign operations of our U.S. flag vessels and the operations of our international flag vessels.  As permitted under the Jobs Creation Act, we have elected to have our U.S. flag operations (other than those of two ineligible vessels used exclusively in United States coastwise commerce) taxed under a  “tonnage tax” regime rather than under the usual U.S. corporate income tax regime.

    Because we made the tonnage tax election referred to above, our gross income for United States income tax purposes with respect to our eligible U.S. flag vessels for 2005 and subsequent years does not include (1) income from qualifying shipping activities in U.S. foreign trade (such as transportation between the U.S. and foreign ports or between foreign ports), (2) income from cash, bank deposits and other temporary investments that are reasonably necessary to meet the working capital requirements of our qualifying shipping activities, and (3) income from cash or other intangible assets accumulated pursuant to a plan to purchase qualifying shipping assets.  Our taxable income with respect to the operations of our eligible U.S. flag vessels is based on a “daily notional taxable income,” which is taxed at the highest corporate income tax rate.  The daily notional taxable income from the operation of a qualifying vessel is 40 cents per 100 tons of the net tonnage of the vessel up to 25,000 net tons, and 20 cents per 100 tons of the net tonnage of the vessel in excess of 25,000 net tons.  The taxable income of each qualifying vessel is the product of its daily notional taxable income and the number of days during the taxable year that the vessel operates in United States foreign trade.  Also as a result of the Jobs Creation Act, the taxable income from the shipping operations of CFCs is not subject to United States income tax until that income is repatriated.  We have a plan to re-invest indefinitely some of our foreign earnings, and accordingly have not provided deferred taxes against those earnings.

    On July 13, 2006, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (“ASC”) Topic 740-10-05 (Previously Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Tax—an Interpretation of FASB Statement No. 109).  This topic addresses how companies must recognize, measure, and disclose uncertain tax positions for financial reporting purposes.   We adopted Topic 740-10-05 as of January 1, 2007 and the adoption had no effect on our consolidated financial position or results of operations.

Regulation

    Our operations between the United States and foreign countries are subject to the Shipping Act of 1984 (the “Shipping Act”), which is administered by the Federal Maritime Commission, and certain provisions of the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Act to Prevent Pollution from Ships, and the Comprehensive Environmental Response Compensation and Liability Act, all of which are administered by the U.S. Coast Guard and other federal agencies, and certain other international, federal, state, and local laws and regulations, including international conventions and laws and regulations of the flag nations of our vessels.  On October 16, 1998, the Ocean Shipping Reform Act of 1998 was enacted, which amended the Shipping Act to promote the growth and development of United States exports through certain reforms in the regulation of ocean transportation.  This legislation, in part, repealed the requirement that a common carrier or conference file tariffs with the Federal Maritime Commission, replacing it with a requirement that tariffs be open to public inspection in an electronically available, automated tariff system.  Furthermore, the legislation required that only the essential terms of service contracts be published and made available to the public.

    On October 8, 1996, Congress adopted the Maritime Security Act of 1996, which created the Maritime Security Program (MSP) and authorized the payment of $2.1 million per year per ship for 47 U.S. flag ships through the fiscal year ending September 30, 2005.  This program eliminated the trade route restrictions imposed by the previous federal program and provides flexibility to operate freely in the competitive market.  On December 20, 1996, Waterman entered into four MSP operating agreements with the United States Maritime Administration (“MarAd”), and Central Gulf entered into three MSP operating agreements with MarAd.  We also participate in the Voluntary Intermodal Sealift Agreement (“VISA”) program administered by MarAd.  Under this VISA program, and as a condition of participating in the MSP, we have committed to providing vessel and commercial intermodal capacity for the movement of military and other cargoes in times of war or national emergency.  By law, the MSP is subject to annual appropriations from Congress.  In the event that sufficient appropriations are not made for the MSP by Congress in any fiscal year, the Maritime Security Act of 1996 permits MSP participants, such as Waterman and Central Gulf, to re-flag their vessels under foreign registry expeditiously.  In 2003, Congress authorized an extension of the MSP through 2015, increased the number of ships eligible to participate in the program from 47 to 60, and increased MSP payments to companies in the program, all made effective on October 1, 2005.  Authorized annual payments per fiscal year for each vessel for the current MSP program were $2.6 million for years 2007 and 2008, and $2.9 million for year 2009, and are $2.9 million for years 2010 to 2011, and $3.1 million for years 2012 to 2015, subject to annual appropriation by the Congress, which is not assured.  On October 15, 2004, Waterman and Central Gulf each filed applications to extend their MSP operating agreements for another 10 years through September 30, 2015, all seven of which were effectively grandfathered in the MSP reauthorization.  Simultaneously, we offered additional ships for participation in the MSP.  On January 12, 2005, MarAd awarded Central Gulf four MSP operating agreements and Waterman four MSP operating agreements, effective October 1, 2005, for a net increase of one MSP operating agreement.

    Under the Merchant Marine Act, U.S. flag vessels are subject to requisition or charter to the United States Navy’s Military Sealift Command (“MSC”) by the United States whenever the President declares that the national security requires such action.  The owners of any such vessels must receive just compensation as provided in the Merchant Marine Act, but there is no assurance that lost profits, if any, will be fully recovered.  In addition, during any extension period under each MSC charter or contract, the MSC has the right to terminate the charter or contract on 30 days’ notice.

    Certain laws governing our operations, as well as our U.S. Coastwise transportation contracts, require us to be  75% owned by U.S. citizens.  We monitor our stock ownership to verify our continuing compliance with these requirements.  Our certificate of incorporation allows our board of directors to restrict the acquisition of our capital stock by non-U.S. citizens.  Under our certificate of incorporation, our board of directors may, in the event of a transfer of our capital stock that would result in non-U.S. citizens owning more than 23% (the “permitted amount”) of our total voting power, declare such transfer to be void and ineffective.  In addition, our board of directors may, in its sole discretion, deny voting rights and withhold dividends with respect to any shares of our capital stock owned by non-U.S. citizens in excess of the permitted amount.  Furthermore, our board of directors is entitled under our certificate of incorporation to redeem shares owned by non-U.S. citizens in excess of the permitted amount in order to reduce the ownership of our capital stock by non-U.S. citizens to the permitted amount.

    We are required by various governmental and quasi-governmental agencies to obtain permits, licenses, and certificates with respect to our vessels.  The kinds of permits, licenses, and certificates required depend upon such factors as the country of registry, the commodity transported, the waters in which the vessel operates, the nationality of the vessel’s crew, the age of the vessel, and our status as a vessel owner or charterer.  We believe that we have, or can readily obtain, all permits, licenses, and certificates necessary to permit our vessels to operate.

    The International Maritime Organization (“IMO”) amended the International Convention for the Safety of Life at Sea (“SOLAS”), to which the United States is a party, to require nations that are parties to SOLAS to implement the International Safety Management (“ISM”) Code.  The ISM Code requires that responsible companies, including owners or operators of vessels engaged on foreign voyages, develop and implement a safety management system to address safety and environmental protection in the management and operation of vessels.  Companies and vessels to which the ISM Code applies are required to receive certification and documentation of compliance.  Vessels operating without such certification and documentation in the U.S. and ports of other nations that are parties to SOLAS may be denied entry into ports, detained in ports or fined.  We implemented a comprehensive safety management system and obtained timely IMO certification and documentation for our companies and all of our vessels.  In addition, our ship management subsidiary, LMS Shipmanagement, Inc., is certified under the ISO 9001-2008 Quality Standard.

    In 2003, SOLAS was again amended to require parties to the convention to implement the International Ship and Port Facility Security (“ISPS”) Code.  The ISPS Code requires owners and operators of vessels engaged on foreign voyages to conduct vulnerability assessments and to develop and implement company and vessel security plans, as well as other measures, to protect vessels, ports and waterways from terrorist and criminal acts.  In the U.S., these provisions were implemented through the Maritime Transportation Security Act of 2002 (“MTSA”).  These provisions became effective on July 1, 2004.  As with the ISM Code, companies and vessels to which the ISPS Code applies must be certificated and documented.  Vessels operating without such certification and documentation in the U.S. and ports of other nations that are parties to SOLAS may be denied entry into ports, detained in ports or fined.  Vessels subject to fines in the U.S. are liable in rem, which means vessels may be subject to arrest by the U.S. government.  For U.S. flag vessels, company and vessel security plans must be reviewed and approved by the U.S. Coast Guard.  We have conducted the required security assessments and submitted plans for review and approval as required, and we believe that we are in compliance in all material respects with all ISPS Code and MTSA security requirements.

    The Coast Guard and Maritime Transportation Act of 2004 amended the Oil Pollution Act of 1990 (“OPA”) to require owners or operators of all non-tank vessels of 400 gross tons or greater to develop and submit plans for responding, to the maximum extent practicable, to worst case discharges and substantial threats of discharges of oil from these vessels.  This statute extends to all types of vessels of 400 gross tons or greater. The vessel response planning requirements of the OPA had previously only applied to tank vessels.  We have submitted response plans timely for our vessels, and have received Coast Guard approval for all of our vessels.

    Also, under the OPA, vessel owners, operators and bareboat charterers are jointly, severally and strictly liable for all response costs and other damages arising from oil spills from their vessels in waters subject to U.S. jurisdiction, with certain limited exceptions.  Other damages include, but are not limited to, natural resource damages, real and personal property damages, and other economic damages such as net loss of taxes, royalties, rents, profits or earning capacity, and loss of subsistence use of natural resources.  For non-tank vessels, the OPA limits the liability of responsible parties to the greater of $1,000 per gross ton or $854,400.  The limits of liability do not apply if it is shown that the discharge was proximately caused by the gross negligence or willful misconduct of, or a violation of a federal safety, construction or operating regulation by, the responsible party, an agent of the responsible party or a person acting pursuant to a contractual relationship with the responsible party.  Further, the limits do not apply if the responsible party fails or refuses to report the incident, or to cooperate and assist in oil spill removal activities.  Additionally, the OPA specifically permits individual states to impose their own liability regimes with regard to oil discharges occurring within state waters, and some states have implemented such regimes.

    The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) also applies to owners and operators of vessels, and contains a similar liability regime for cleanup and removal of hazardous substances and natural resource damages.  Liability under CERCLA is limited to the greater of $300 per gross ton or $5 million per vessel.

    Under the OPA, vessels are required to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet the highest limit of their potential liability under the act.  Under Coast Guard regulations, evidence of financial responsibility may be demonstrated by insurance, surety bond, self-insurance or guaranty.  An owner or operator of more than one vessel must demonstrate financial responsibility for the entire fleet in an amount equal to the financial responsibility of the vessel having greatest maximum liability under the OPA and CERCLA.  We insure each of our vessels with pollution liability insurance in the amounts required by law.  A catastrophic spill could exceed the insurance coverage available, in which event our financial condition and results of operations could be adversely affected.

    Many countries have ratified and follow the liability plan adopted by the IMO as set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969 (the “1969 Convention”) and the Convention for the Establishment of an International Fund for Oil Pollution of 1971.  Under these conventions, the registered owner of a vessel is strictly liable for pollution damage caused in the territorial seas of a state party by the discharge of persistent oil, subject to certain defenses.  Liability is limited to approximately $183 per gross registered ton (a unit of measurement of the total enclosed spaces in a vessel) or approximately $19.3 million, whichever is less.  If a country is a party to the 1992 Protocol to the International Convention on Civil Liability for Oil Pollution Damage (the “1992 Protocol”), the maximum liability limit is $82.7 million.  The limit of liability is tied to a unit of account that varies according to a basket of currencies.  The right to limit liability is forfeited under the 1969 Convention when the discharge is caused by the owner's actual fault, and under the 1992 Protocol, when the spill is caused by the owner's intentional or reckless misconduct.  Vessels operating in waters of states that are parties to these conventions must provide evidence of insurance covering the liability of the owner.  In jurisdictions that are not parties to these conventions, various legislative schemes or common law govern.  We believe that our pollution insurance policy covers the liability under the IMO regimes.

Competition

    The shipping industry is intensely competitive and is influenced by events largely outside the control of shipping companies.  Varying economic factors can cause wide swings in freight rates and sudden shifts in traffic patterns.  Vessel redeployments and new vessel construction can lead to an overcapacity of vessels offering the same service or operating in the same market.  Changes in the political or regulatory environment can also create competition that is not necessarily based on normal considerations of profit and loss.  Our strategy is to reduce the effects of cyclical market conditions by operating specialized vessels in niche market segments and deploying a substantial number of our vessels under medium to long-term time contracts with creditworthy customers and on trade routes where we have established market share.  We also seek to compete effectively in the traditional areas of price, reliability, and timeliness of service.

    Our Time Charter Contracts-U.S. Flag, Time Charter Contracts-International Flag and Contracts of Affreightment segments primarily are governed by medium and long-term contracts with long standing customers.  While our time-chartered PCTCs operate worldwide in markets where international flag vessels with foreign crews predominate, we believe that our U.S. flag PCTCs can compete effectively in obtaining renewals of existing contracts if we are able to continue to participate in the MSP and receive cooperation from our seamen’s unions in controlling costs.

    Our Rail-Ferry Service faces competition principally from companies who transport cargo over land rather than water, including railroads and trucking companies that cross land borders.

Employees

As of December 31, 2009, we employed approximately 381 shipboard personnel and 123 shoreside personnel.  We consider relations with our employees to be excellent.

All of Central Gulf, Waterman, and our other U.S. shipping companies’ shipboard personnel are covered by collective bargaining agreements.  Some of these agreements relate to particular vessels and have terms corresponding with the terms of their respective vessel’s charter.  We have experienced no strikes or other significant labor problems during the last ten years.

Available Information

Our internet address is www.intship.com.  We make available free of charge through our website our annual report on Form 10-K, proxy statement for its annual meeting of stockholders, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  The information found on our website is not part of this or any other report.

Unless otherwise indicated, information contained in this annual report and other documents filed by us under the federal securities laws concerning our views and expectations regarding the marine transportation industry are based on estimates made by us using data from industry sources, and on assumptions made by us based on our management’s knowledge and experience in the markets in which we operate and the marine transportation industry generally.  We believe these estimates and assumptions are accurate on the date made.  However, this information may prove to be inaccurate because it cannot always be verified with certainty.  You should be aware that we have not independently verified data from industry or other third-party sources and cannot guarantee its accuracy or completeness.  Our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed immediately below in Item 1A of this annual report.